EXHIBIT 99.5

                         CATHETER TECHNOLOGY GROUP, INC.

                              720,000 Common Shares

                           SELECTED DEALER'S AGREEMENT

Dear Sirs:

1. Kashner Davidson Securities Corporation ("KDSC"), and _____________ (the "Underwriters") are the underwriters named in the Prospectus dated December __, 1998. The Underwriters agreed to use their "best efforts" to distribute, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus, an aggregate of 720,000 shares, (the "Common Stock"), of Catheter Technology Group, Inc. (the "Company"), and up to 108,000 additional Shares (the "Additional Securities"), pursuant to an option for the purpose of covering over-allotments (the Common Stock, plus any of the Additional Securities purchased upon exercise of the option being herein collectively called the "Securities"). The Securities and the terms upon which they are to be offered for or by the Underwriters are more particularly described in the Prospectus. The Securities are to be offered to the public by the Underwriters for the Company's account at a price of $6.125 per Unit (herein called the "Public Offering Price") and in accordance with the terms of the offering set forth in the Prospectus.

2. The Underwriters are offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers which are members of the National Association of Securities Dealers, Inc. and agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of such Association and to foreign dealers or institutions ineligible for membership in said Association which agree (a) not to resell Securities (i) to purchasers located in, or to persons who are nationals of, the United States of America or
(ii) when there is a public demand for the Securities to persons specified as those to whom members of said Association participating in a distribution may not

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sell and (b) to comply, as though such foreign dealer or institution were a member, of such Association, with Sections 8, 24, 25 (to the extent applicable to foreign nonmember brokers or dealers) and Section 36 of such Rules (such dealers and institutions agreeing to purchase Common Stock and/or Warrants hereunder being hereinafter referred to as "Selected Dealers") at the Public Offering Price less a selling concession of $.xxx per Share, payable as hereinafter provided, out of which concession an amount not exceeding $.xxx per Share may be reallowed by Selected Dealers to members of the National Association of Securities Dealers, Inc. or to foreign dealers or institutions ineligible for membership therein which agree as aforesaid. The Underwriters may be included among the Selected Dealers.

3. The Underwriters shall act as your representative under this Agreement and shall have full authority to take such action as the Underwriters may deem advisable in respect to all matters pertaining to the public offering of the Securities.

4. If you desire to purchase any of the Securities, your application should reach us promptly by telephone or facsimile at the office of KDSC, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions in whole or in part to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

5. The privilege of purchasing the Shares is extended to you by the Underwriters only if they may lawfully sell the Securities to dealers in your state.

6. Any of the Shares purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of Securities other than as contained in the Prospectus.

7. This Agreement will terminate when we shall have determined that the public offering of the Securities has been completed and upon telegraphic notice to you of such termination, but, if not

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previously terminated, this Agreement will terminate at the close of business on the 20th full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for an additional period or periods not exceeding 20 full business days in the aggregate upon telegraphic notice to you. Promptly after the termination of this Agreement there shall become payable to you the selling concession on all Shares which you shall have purchased hereunder and which shall not have been purchased or contracted for (including certificates issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 10 hereof), during the terms of this Agreement for the account of the Underwriters.

8. For the purpose of stabilizing the market in the Common Stock and we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Securities, to over-allot.

9. You agree to advise us from time to time, upon request, prior to the termination of this Agreement of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or over-allotted for the account of the Underwriters, you WILL forthwith upon our request grant to us, or such party as we determine for, our account the right exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession as we shall determine, such number of Securities owned by you as shall have been specified in our request.

10. On becoming a Selected Dealer and in offering and selling the Securities, you agree to comply with all applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the NASD Rules of Fair Practice.

11. Upon application, you will be informed as to the jurisdictions in which we have been advised that the Securities have been qualified for sale under the respective securities or blue sky laws of such

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jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any jurisdiction or as to any sale therein.

12. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

13. It is expected that public advertisement of the Securities will be made on the first day after the effective date of the Registration Statement. Twenty-four hours after such advertisement shall have appeared but not before, you will be free to advertise at your own expense, over your own name, subject to any restrictions of local laws, but your advertisement must conform in all respects to the requirements of the Securities Act of 1933, and we will not be under any obligation or liability in respect of your advertisement.

14. No Selected Dealer is authorized to act as our agent or to make any representation as to the existence of an agency relationship otherwise to act on our behalf in offering or selling the Securities to the public or otherwise.

15. We shall not be under any liability for or in respect of the value, validity or form of the certificates for the shares of Common Stock, or delivery of such certificates, or the performance by anyone of any agreement on his part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement except for lack of good faith and for obligations expressly assumed by us in this Agreement. The foregoing provisions shall be deemed a waiver of any liability imposed under the Securities Act of 1933.

16. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price, on or about December ____, 1998, or such later date as we may advise, by certified or official bank check payable to the order of Kashner Davidson Securities Corp., in current New York Clearing House funds at such place as we shall specify on one day's notice to you against delivery of certificates for the Common Stock.

17. Notice to us should be addressed to us at the office of Kashner Davidson Securities Corp., 77 South Palm Avenue, Sarasota, FL 34236, attention: Victor
Kashner and to      . Notices to you shall

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be deemed to have been duly given if telefaxed or mailed to you at the address to which this letter is addressed.

18. If you desire to purchase any of the Securities, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith even though you have previously advised us thereof by telephone or facsimile.

Dated: December ___, 1998           KASHNER DAVIDSON SECURITIES CORP.


                                    By:  ____________________________________

                                    By:  ____________________________________

                                    By:  ____________________________________

Accepted and agreed

As to ________ shares of Common Stock

This _____ day of  December      , 1998.

By: ________________________________

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                   KASHNER DAVIDSON SECURITIES CORPORATION
                              77 South Palm Avenue
                               Sarasota, FL 34236
                          941-951-2626 Fax 941-954-0647

December      , 1998

VIA OVERNIGHT MAIL

To:

From:       D. Scott Elliott
            Syndicate

Re:         720,000 Shares of Catheter Technology Group, Inc.

The above-captioned offering is anticipated to go effective on Tuesday, December , 1998 and trade on Wednesday, December , 1998.

You have indicated interest in participating in the above offering. In preparation, we have attached the Selected Dealer Agreement as it relates to this offering. Retention will be confirmed by facsimile.

1.    Please complete the attached document and RETURN THE EXECUTED SIGNATURE
      PAGE BY TOMORROW, THURSDAY, DECEMBER       VIA FACSIMILE TO 941-954-0647.
      FOLLOW BY SENDING THE COMPLETE, ORIGINAL signed document to Syndicate at the address above VIA OVERNIGHT MAIL.

2. PLEASE COMPLETE THE INFORMATION BELOW AND RETURN VIA FACSIMILE WITH THE EXECUTED SELECTED DEALER AGREEMENT:

Clearing company: ______________________________________________________________
Clearing company phone number: _________________________________________________
Clearing company contact name:__________________________________________________
DTC number: ____________________________________________________________________
Please include information as to HOW MANY Final Prospectus you may need, and where they should be sent? ________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

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